UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2007

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	0-748	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle
Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On December 4, 2007, McCormick & Company, Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC, Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. as underwriters (the “Underwriters”), in connection with the issuance and sale of $250 million aggregate principal amount of 5.75% Notes due 2017 (the “Notes”).  The Notes mature on December 15, 2017, with interest payable semiannually on June 15 and December 15 of each year, beginning on June 15, 2008.  The Company may redeem the Notes at any time.  The closing of the offering occurred on December 7, 2007.  A copy of the Underwriting Agreement and the form of Notes are filed as exhibits to this report and are incorporated by reference herein.

On December 7, 2007, the Company entered into an indenture (the “Indenture”) with The Bank of New York, as trustee, pursuant to which the Company may issue an unlimited amount of debt securities from time to time in one or more series.  The Notes are issued under the Indenture.  A copy of the Indenture is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

           The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

:	By	/s/ Robert W. Skelton
Robert W. Skelton
Senior Vice President, General Counsel & Secretary

Date: December 10, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of December 4, 2007, by and among the Company and the Underwriters.

4.1	Indenture, dated as of December 7, 2007, by and among the Company and The Bank of New York, as trustee.

4.2	Form of 5.75% Notes due 2017.

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes being registered.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters in connection with the issuance and sale of the Notes.

23.1	Consents of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1).